EXHIBIT 99.1

May 16, 2018

Rich Hunter
8247 Santa Clara Drive Dallas, TX 75218

Re: Offer of Employment

Dear Rich:

I am pleased to confirm our offer of employment for the position of Chief Operating Officer, Forterra
(“Forterra” or the “Company”).1 You will report to the Chief Executive Officer, and your duties shall be as assigned from time to time. Your employment will begin on or about June 1, 2018 and the position is based at our corporate office in Irving, Texas, but you will be required to travel and spend considerable time at the Company’s other facilities as reasonably required by the Company and consistent with this position, duties and responsibilities.

Your annual base salary will be $365,000, payable on the Company’s normal payroll cycle. In addition to your base salary, you will be eligible to participate in the Company’s Annual Bonus Plan. Under the Annual Bonus Plan, you are eligible to earn an annual cash performance bonus based on the achievement of performance targets according to the terms of the Plan. A portion of the target will be based on the achievement of individual goals and the remainder based on the Company’s achievement of certain financial goals. Your target participation rate will be 72.5% of your base salary, and has the potential to be 145% if Company financial and individual performance metrics are met, to be split 40% based on Company financial performance and 60% based on individual goals to be set by management for 2018. All awards under the Company’s Annual Bonus Plan are subject to the terms and conditions of the Plan and the approval of the Compensation Committee of Forterra’s Board of Directors (the “Committee”) in its discretion. At times, the Committee may grant discretionary additional bonuses in order to recognize exceptional Company and individual performance. For fiscal year 2018, your participation in the Annual Bonus Plan shall evaluated on a full year basis. All bonus payments will be paid according to the Company’s normal schedule, and not later than the timing of payments for the Company’s other senior executives.
We are also prepared to recommend to the Committee that you be a participant in Forterra’s Stock Incentive Plan (“Plan”). Subject to the approval of the Committee in its discretion, we will recommend to the Committee that you receive an initial equity award as soon as reasonably practicable after your start date with an aggregate value of $375,000. We will also recommend to the Committee that the terms for vesting of your awards be consistent with similarly leveled executive officers of the Company and that for purposes of determining the amount of each award reasonable valuation methods shall be used, which may include the Black-Scholes method. Any equity awards in future years are subject to the Committee and the Board in its sole discretion.
You and your dependents shall be entitled to participate in all benefit plans, programs and policies maintained by the Company from time to time that are available generally to its similarly-leveled senior executives on the terms of such plans and programs; provided, however, that your right to participate in

1 The entity that will be your W-2 employer may be a subsidiary of Forterra, Inc. (“Forterra”) but your duties will be on behalf of all Forterra subsidiaries.

511 E John Carpenter Freeway, Suite 600, Irving, TX 75061
T 469.458.7973                                    www.forterrabp.com

Rich Hunter                                            EXHIBIT 99.1
May 16, 2018

such benefits shall not affect the Company’s right to amend or terminate the general applicability of such perquisites and benefits. The Company may, in its sole discretion and from time to time, amend, eliminate, or establish benefit programs as it deems appropriate. You will be eligible for four (4) weeks of paid vacation annually.
In the event that you are terminated without Cause or resign for Good Reason (each as defined herein), you will be eligible for (i) continued payment of your base salary for a period of 6 months post-termination; (ii) in the event that you have not secured other employment within six months after your separation with the Company, whether as an employee or a contractor, payment of your base salary can be extended for up to an additional 6 months. If at any point you do secure additional employment within the second six (6) month extension period, continuation of base pay will terminate; (iii) payment of a pro-rated annual bonus for the period that you are actively employed in the year if termination, payable at the time bonuses for such year are paid to other executives; and (iv) availability of continuation coverage in accordance with COBRA at the applicable rates immediately prior to termination for an initial period of 6 months post-termination, with the potential for up to an additional 6 months in accordance with provisions as described for the base salary extension. In the event of your death or disability, you or your estate, as applicable, is entitled to payment of a pro-rated annual bonus for the year of termination, payable at the time bonuses for such year are paid to other executives, if any, as determined by the Forterra, Inc. Board of Directors in its sole discretion. None of these benefits shall be due in the event your employment is terminated with Cause or you resign without Good Reason (as defined herein).
For purposes of any payment in connection with termination of your employment, the following defined terms shall apply: “Cause” shall mean (i) a material breach of any agreement between you and the Company or any of its affiliates; (ii) willful misconduct by you in the performance of your duties on behalf of the Company or a material violation by you of any written policy of the Company or any specific written directions of the Board of Directors to the extent such direction is not illegal or otherwise in violation of Company policy; (iii) a breach of any fiduciary duty you owe to the Company or any affiliate in your capacity as an employee or officer; (iv) the conviction or plea of guilty or no contest by you with respect to (A) a felony or (B) embezzlement, dishonesty, a crime involving moral turpitude, or intentional and actual fraud; (v) the use of illicit drugs or other illicit substances or the abuse of licit drugs or other substances; or (vi) an unexplained absence for work for more than ten (10) days in any twelve (12) month period (vacation, reasonable sick leave and Disability excepted). “Good Reason” in connection with a resignation shall be deemed to exist if, without your consent: (i) there is a material diminution in your duties, responsibilities or authority; (ii) there is a material reduction in your then Base Salary; or (iii) the Company relocates your principal business location and the new principal business location is at least fifty (50) miles greater than the distance between your primary residence and the former principal business location. In each such case of Good Reason, you must provide the Company with written notice of the grounds for a Good Reason termination within sixty (60) days of the occurrence thereof, and the Company shall have a period of thirty (30) days to cure after receipt of written notice; resignation by you during the Company’s cure period or following the Company’s cure shall constitute a voluntary resignation without Good Reason.
As consideration for these benefits, you will be required to execute an agreement covering protection of confidential information, assignment of any intellectual property created during the term of your employment with the Company, and restrictive covenants in a form acceptable to the Company, including non-competition and non-solicitation agreements that would apply during your employment and for a period of not less than 12 months after the termination of your employment.

This job offer is contingent upon satisfactory drug screen results, background check, social security number verification, as well as confirmation of your eligibility to work in the United States.

You acknowledge that you have been advised by Forterra that you are not to take any confidential information, in any form, from your current employer and that any such information currently in your possession must be returned to your current employer prior to starting your employment with Forterra. You have represented to Forterra that you have not taken and will not take any confidential information

511 E John Carpenter Freeway, Suite 600, Irving, TX 75061
T 469.458.7973                                    www.forterrabp.com

Rich Hunter                                            EXHIBIT 99.1
May 16, 2018

from your current employer and that you will return any such information currently in your possession prior to beginning your employment with Forterra. Forterra has advised you that we do not want you to use any confidential information of your current or other former employer in fulfilling your job duties at Forterra and has asked that you advise us in the event that the performance of your job duties at Forterra would require you to use any such confidential information so that we may properly screen you from such activities.

This letter is not intended to constitute a contract of employment for any given period of time. Employment with Forterra is “at will” and subject to termination by you or the Company at any time, with or without cause or prior notice. This Agreement shall be governed by Texas law without regard to the conflict of law principles thereof.

On your first day of employment, please meet with our Human Resources Department at our Irving corporate office to complete appropriate new hire documents. Please bring documents that will verify your eligibility to work in the United States. You will also have the opportunity to have your paycheck directly deposited into your checking and/or savings account. In order to enroll, please bring either a voided check, savings slip, or authorized bank documentation with your banking information with you on your first day of employment.

511 E John Carpenter Freeway, Suite 600, Irving, TX 75061
T 469.458.7973                                    www.forterrabp.com

Rich Hunter                                            EXHIBIT 99.1
May 16, 2018

Rich, we are pleased to have you join the Forterra team and are confident you will make a valuable contribution to our organization. If you are in agreement with the terms of this offer of employment, please indicate your agreement by accepting with your signature below. If you have questions, please contact me.

Date of Acceptance of Offer:

Signature:
Rich Hunter

511 E John Carpenter Freeway, Suite 600, Irving, TX 75061
T 469.458.7973                                    www.forterrabp.com

Rich Hunter                                            EXHIBIT 99.1
May 16, 2018

Rich, we are pleased to have you join the Forterra team and are confident you will make a valuable contribution to our organization. If you are in agreement with the terms of this offer of employment, please indicate your agreement by accepting with your signature below. If you have questions, please contact me.

511 E John Carpenter Freeway, Suite 600, Irving, TX 75061
T 469.458.7973                                    www.forterrabp.com